UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2010
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-50651 (Commission File Number)	33-0734433 (I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Santarus, Inc. (“Santarus”) disclosed on September 20, 2010 that Schering-Plough HealthCare Products, Inc., a subsidiary of Merck & Co., Inc. (“Schering-Plough”), has filed lawsuits on September 20, 2010 in the United States District Court for the District of New Jersey against each of Par Pharmaceutical, Inc. (“Par”) and Perrigo Research and Development Company (“Perrigo”) for infringement of the patents listed in the Orange Book for Zegerid OTC® (omeprazole 20 mg/sodium bicarbonate 1100 mg capsules). Santarus and the University of Missouri, licensors of the listed patents, are joined in the lawsuits as co-plaintiffs.
     The lawsuits are in response to Abbreviated New Drug Applications (“ANDAs”) filed by each of Par and Perrigo with the U.S. Food and Drug Administration (“FDA”), regarding each company’s intent to market a generic version of Zegerid OTC prior to the expiration of the listed patents. In connection with litigation relating to Zegerid® brand prescription products, the U.S. District Court for the District of Delaware ruled in April 2010 that the listed patents were invalid due to obviousness. Santarus filed an appeal of that decision in May 2010, and the appeal is pending.
     Santarus entered into an OTC license agreement with Schering-Plough in October 2006, granting Schering-Plough exclusive rights to develop, manufacture, market and sell Zegerid® brand omeprazole products for the OTC market in the U.S. and Canada. Schering-Plough received FDA approval to market Zegerid OTC, its first Zegerid formulation under the license agreement, in December 2009. Schering-Plough commenced commercial sales of Zegerid OTC in March 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: September 20, 2010	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer